PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time, this “Patent Security Agreement”), dated as of December 16, 2016, is made by XFIT BRANDS, INC., a Nevada corporation (the “Grantor”), in favor of PIMCO FUNDS: PRIVATE ACCOUNT PORTFOLIO SERIES: PIMCO HIGH YIELD PORTFOLIO, a separate investment portfolio of PIMCO FUNDS, a Massachusetts business trust (the “Secured Party”).

WHEREAS, the Grantor is party to that certain Amended and Restated Pledge and Security Agreement, dated as of December 16, 2016 (as may be further amended, supplemented, replaced or otherwise modified from time to time, the “Pledge and Security Agreement”) between the Grantor and the other grantors party thereto and the Secured Party pursuant to which the Grantor granted to the Secured Party a security interest in certain property, including the Patent Collateral (as defined below), and is required to execute and deliver this Patent Security Agreement for recording with the United States Patent and Trademark Office and other applicable Governmental Authorities.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

SECTION 1.     DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them (including by reference) in the Pledge and Security Agreement.

SECTION 2.      GRANT OF SECURITY INTEREST IN PATENT COLLATERAL.

(1) Grant of Security Interest. The Grantor hereby grants to the Secured Party a security interest and continuing lien on all of the Grantor’s right, title and interest in, to and under all personal property of the Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Patent Collateral”):

(a) all United States, state and foreign patents and applications for letters patent, including, but not limited to, each patent and patent application referred to in Schedule I hereto (as such Schedule may be amended or supplemented from time to time),

(b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing,

(c) all rights corresponding thereto throughout the world,

(d) the right to sue or otherwise recover for past, present and future infringement of any of the foregoing, and

(e) all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

(2) Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2(1) of this Patent Security Agreement attach to (a) any lease, license, contract, property rights or agreement to which the Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) including, without limitation, any proceeds of such lease, license, contract, property rights or agreement; or (b) in any of the outstanding capital stock of a “controlled foreign corporation” (as defined in the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a controlled foreign corporation without adverse tax consequences, the Patent Collateral shall include, and the security interest granted by the Grantor shall attach to, such greater percentage of capital stock of each controlled foreign corporation.

SECTION 3.     SECURITY FOR OBLIGATIONS.

(1) Security for Obligations. This Patent Security Agreement secures, and the Patent Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Secured Obligations.

(2) Continuing Liability under Patent Collateral. Notwithstanding anything herein to the contrary, (a) the Grantor shall remain liable for all obligations under the Patent Collateral and nothing contained herein is intended or shall be a delegation of duties to the Secured Party or any Secured Party and (b) the Grantor shall remain liable under each of the agreements included in the Patent Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Secured Party nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Patent Security Agreement or any other document related thereto nor shall the Secured Party nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Patent Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, (c) the exercise by the Secured Party of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Patent Collateral.

(3) Termination. Upon the payment in full of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Patent Collateral shall revert to the Grantor. Upon any such termination, the Secured Party shall, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 4.     APPLICABLE LAW. This Patent Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of State of New York.

SECTION 5.     COUNTERPARTS. This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

XFIT BRANDS, INC.

By:	/s/ David E. Vautrin
Name:	David E. Vautrin
Title:	CEO

Accepted and Agreed:

PIMCO FUNDS: PRIVATE ACCOUNT PORTFOLIO SERIES:

PIMCO HIGH YIELD PORTFOLIO

By: Pacific Investment Management Company LLC,

as its Investment Advisor, acting through Investors

Fiduciary Trust Company, in the Nominee Name of IFTCO

By:	/s/ T. Christian Schacke
Name:	T. Christian Schacke
Title:	Managing Director

SCHEDULE I
to
PATENT SECURITY AGREEMENT

U.S. Patents and Patent Applications

Title	App. No.	Patent No.	Status

Sports Training System	11/071,583	7,857,734	Issued